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Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,847,200,000                                                                   Pricing Supplement No. 10036 - dated March 19, 2003
Merrill Lynch Notes Due Nine Months      (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
or More from Date of Issue
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 CUSIP         Aggregate        Price to        Purchasing          Interest Rate   Interest Payment    Stated Maturity   Survivor's
 Number     Principal Amount    Public(1)    Agent's Discount(1)      Per Annum         Frequency             Date          Option
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
5901M0CE7      $1,890,000        100.0%           1.0000%               3.05%            Monthly            3/24/2008         Yes

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                            Trade Date: Wednesday March 19, 2003                                                 Merrill Lynch & Co.
Merrill Lynch & Co., Inc.   Issue Date: Monday March 24, 2003                                                    Purchasing Agent
4 World Financial Center    Minimum Denominations/Increments: $1,000/$1,000                                      Acting as Principal
New York, NY 10080          Original Issue Discount: No
[LOGO]                      All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                            Merrill Lynch DTC Participant Number:  5132

                            (1) Expressed as a percentage of the aggregate principal amount.
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